UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – April 7, 2014

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35651	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wall Street New York, New York	10286
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)	At the Annual Meeting of Stockholders (the “Annual Meeting”) of The Bank of New York Mellon Corporation (“BNY Mellon”) held on April 8, 2014, BNY Mellon’s stockholders approved the Amended and Restated Long-Term Incentive Plan of The Bank of New York Mellon Corporation (the “Plan”). The Plan is filed as Exhibit 10.1 hereto (incorporated by reference to Exhibit A to BNY Mellon’s definitive proxy statement, dated March 7, 2014 (the “Proxy Statement”) filed with the Securities and Exchange Commission). For a description of the terms and conditions of the Plan, see “Proposal 4 – Approval of the Amended and Restated Long-Term Incentive Plan of The Bank of New York Mellon Corporation” in the Proxy Statement, which description is incorporated herein by reference.

ITEM 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Annual Meeting, each nominee for director was elected by a majority of votes cast. Management proposals 2, 3 and 4 were approved. Stockholder proposal 5 was not approved. Each of the proposals is described in detail in the Proxy Statement. Abstentions and broker non-votes were counted for purposes of determining whether a quorum was present, but were not treated as votes cast either for or against any proposal or the election of any director. Therefore, abstentions and broker non-votes were not counted in determining the number of votes required for approval or election.

The results are as follows:

1.	The election of 13 directors for a term expiring at the end of our 2015 Annual Meeting of Stockholders (each nominee elected by a majority of votes cast):

Name of Director	For	Against	Abstained	Broker Non-Vote
Ruth E. Bruch	869,111,032	31,186,877	9,273,448	75,232,088
Nicholas M. Donofrio	870,633,571	29,934,910	9,002,876	75,232,088
Jeffrey A. Goldstein	872,261,582	28,023,606	9,286,169	75,232,088
Gerald L. Hassell	862,267,372	36,492,005	10,811,979	75,232,088
Edmund F. Kelly	869,088,930	31,536,102	8,946,324	75,232,088
Richard J. Kogan	867,154,599	33,275,189	9,141,568	75,232,088
Michael J. Kowalski	869,465,990	31,007,102	9,098,265	75,232,088
John A. Luke, Jr.	853,861,538	46,473,908	9,235,911	75,232,088
Mark A. Nordenberg	870,441,173	29,678,085	9,452,098	75,232,088
Catherine A. Rein	869,008,664	31,538,810	9,023,883	75,232,088
William C. Richardson	868,353,050	32,010,636	9,207,670	75,232,088
Samuel C. Scott III	868,593,188	31,880,958	9,097,210	75,232,088
Wesley W. von Schack	865,040,656	33,480,920	11,049,782	75,232,088

2.	Advisory resolution to approve the 2013 compensation of our named executive officers (approved by a majority of votes cast):

For	Against	Abstained	Broker Non-Vote

831,950,994	58,374,094	19,246,269	75,232,088
93.44%	6.56%	*	*

3.	Ratification of KPMG LLP as our independent auditor for 2014 (approved by a majority of votes cast):

For	Against	Abstained	Broker Non-Vote
969,355,336	6,820,234	8,627,875	—
99.30%	0.70%	*	*

4.	Approval of the Amended and Restated Long-Term Incentive Plan of The Bank of New York Mellon Corporation (approved by a majority of votes cast):

For	Against	Abstained	Broker Non-Vote

724,306,318	175,379,768	9,885,270	75,232,088
80.51%	19.49%	*	*

5.	Stockholder proposal regarding an independent chair (not approved by a majority of votes cast):

For	Against	Abstained	Broker Non-Vote

194,994,932	703,109,413	11,467,012	75,232,088
21.71%	78.29%	*	*

*	Abstentions and broker non-votes were not counted as votes cast.

ITEM 8.01.	OTHER EVENTS.

On April 7, 2014, BNY Mellon’s Board of Directors approved a 13 percent increase in its quarterly common stock dividend from $0.15 per share to $0.17 per share. This increased quarterly common stock dividend is payable on May 7, 2014 to shareholders of record as of the close of business on April 25, 2014.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS

Exhibit Number	Description

10.1	The Amended and Restated Long-Term Incentive Plan of The Bank of New York Mellon Corporation (previously filed as Exhibit A to BNY Mellon’s definitive proxy statement on Schedule 14A (File No. 001-35651), filed on March 7, 2014 and incorporated herein by reference)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation
(Registrant)

Date: April 8, 2014	By:	/s/ Craig T. Beazer
	Name:	Craig T. Beazer
	Title:	Assistant Secretary

EXHIBIT INDEX

Number	Description	Method of Filing

10.1	The Amended and Restated Long-Term Incentive Plan of The Bank of New York Mellon Corporation	Previously filed as Exhibit A to BNY Mellon’s definitive proxy statement on Schedule 14A (File No. 001-35651), filed on March 7, 2014 and incorporated herein by reference.